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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):   December 1, 1995


                      The Newhall Land and Farming Company
                       (a California Limited Partnership)
             (Exact name of registrant as specified in its charter)

                                   California
                 (State or other jurisdiction of incorporation)


             1-7585                                 95-3931727
   (Commission File Number)               (IRS Employer Identification No.)


                   23823 Valencia Blvd., Valencia, CA     91355
              (Address of principal executive offices)  (Zip Code)


       Registrant's telephone number, including area code:  805-255-4000
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                                                                              2.

Item 5.  Other Events

         Attached to this report on Form 8-K is a news release issued by the Partnership on December 1, 1995.





                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           THE NEWHALL LAND AND FARMING COMPANY
                             (a California Limited Partnership)
                                        Registrant

                           By      Newhall Management Limited Partnership,
                                              Managing General Partner

                           By      Newhall Management Corporation,
                                              Managing General Partner



Date: December 5, 1995     By            /S/ Donald L. Kimball
                              ------------------------------------------------
                              Donald L. Kimball, Vice President - Controller Newhall Management Corporation
                                (Principal Accounting Officer)

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                                  NEWS RELEASE
               [THE NEWHALL LAND AND FARMING COMPANY LETTERHEAD]


FOR IMMEDIATE RELEASE                  Contact:      Marcia Ward
                                                     The Newhall Land and
                                                     Farming Company
                                                     (805) 255-4445

                                                     Fred Mickaelian, Jr.
                                                     Mickaelian Associates
                                                     (213) 268-1152


                       NEWHALL LAND AND FARMING ANNOUNCES
                      1.5 MILLION UNIT REPURCHASE PROGRAM

                 VALENCIA, California, December 1, 1995 -- The Newhall Land and Farming Company (NYSE, PSE/NHL) today announced that a unit repurchase program of up to 1.5 million units was approved at a special meeting of its Board of Directors. The units will be repurchased from time to time in the open market, depending on market conditions. Currently, the Company has 36,172,143 units outstanding.

                 The program will be funded by the sale of agricultural land and more rapid residential land sales which are anticipated in 1996. A portion of the proceeds will be used to reduce debt.

                 Newhall Land is a developer of new towns and master-planned communities. Current projects include the new town of Valencia in California and McDowell Mountain Ranch in Scottsdale, Arizona. Newhall Ranch, a community going through the initial planning process, and Valencia together form one of the nation's most valuable landholdings. They are located on the Company's 37,000 acres, 30 miles north of downtown Los Angeles.


95.18